EXHIBIT 99.1

              INFORMATION RELATING TO FORWARD LOOKING STATEMENTS

         THIS PRESENTATION INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ASSUMPTION THAT THE FULL YEAR 2005 FINAL RESULTS WILL DEMONSTRATE THAT IT GAINED SHARE COMPARED TO ITS COMPETITORS WITH RESPECT TO CARD BILLED BUSINESS VOLUMES IN THE UNITED STATES AND INTERNATIONALLY; THE COMPANY'S ABILITY TO GENERATE SUFFICIENT NET INCOME TO ACHIEVE A RETURN ON EQUITY ON A GAAP BASIS OF 28% TO 30%; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK & MERCHANT SERVICES BUSINESS; THE COMPANY'S ABILITY TO INTRODUCE NEW PRODUCTS, REWARD PROGRAM ENHANCEMENTS AND SERVICE ENHANCEMENTS ON A TIMELY BASIS DURING 2006; THE SUCCESS OF THE GLOBAL NETWORK & MERCHANT SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK & MERCHANT SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; SUCCESSFULLY CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO THE COMPANY'S CUSTOMER BASE, BOTH IN THE UNITED STATES AND ABROAD; THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUES FOR EXPANDED INVESTMENT SPENDING, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC

MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO GENERATE AT LEAST $1 BILLION IN BENEFITS FROM ITS REENGINEERING INITIATIVES IN 2006; THE COMPANY'S ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $350 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS, INCLUDING CHANGES IN TAX LAWS OR REGULATIONS THAT COULD RESULT IN THE ELIMINATION OF CERTAIN TAX BENEFITS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; DEFICIENCIES AND INADEQUACIES IN THE COMPANY'S INTERNAL CONTROL OVER FINANCIAL REPORTING, WHICH COULD RESULT IN INACCURATE OR INCOMPLETE FINANCIAL REPORTING; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AND ITS OTHER REPORTS FILED WITH THE SEC.

--------------------------------------------------------------------------------
                          FINANCIAL COMMUNITY MEETING

                         KENNETH I. CHENAULT'S REMARKS
                                February 8, 2006
--------------------------------------------------------------------------------


     [FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]

Good afternoon. And welcome to our first financial community meeting of the year.

Let me get right to our agenda.

I'll start with a brief update on our results for 2005, including our bottom-line performance and our top-line business metrics, both of which were very strong.

I'll then take you through my perspective on the company's growth potential as we look out over the moderate to long-term. I'll cover the types of business opportunities we have, and why we believe these opportunities - along with our financial dynamics - can generate sustainable growth for the Company, not just 1 or 2 years out, but over a longer-term horizon.

Al Kelly, President of Consumer, Small Business and Merchant
Services in the U.S., will then give you a deeper drill on the opportunities we have in our U.S. proprietary card businesses.

You'll hear about some of the capabilities we've developed and how we're successfully leveraging those capabilities against opportunities in both our consumer and small business segments.


As always, the last hour will be available for Q and A with our entire management team.

                               * * * * * * * * *

Let me start with the company's overall performance for 2005.

Here's the executive summary - I believe we had a terrific year.

As you can see here, we met or exceeded each of our on-average-and-over time financial objectives.

Our revenue growth was 10% and our growth of EPS from continuing operations was 22%. Our pro-forma Return on Equity, adjusted for the Ameriprise spin-off was 31%.*

Using the information we provided as part of our spin-off disclosures, you can see that the pro-forma performance of the new American Express has been quite strong over the last several years.

Now, comparing this performance to our pre-spin results, you can see that - as we had expected -- the returns achieved by the New AXP are higher than our historical actuals. One reason I cited for spinning off Ameriprise was that it would allow our payment businesses to benefit from increased focus and higher relative returns.

Based on our current performance, and the opportunities we have in the pipeline, I remain quite confident that this reasoning will stand up over time.

-----------
* Pro forma return on equity determined using trailing four quarters income from continuing operations (which excludes discontinued operations) over average month-end shareholders' equity for the quarter ended December 31, 2005. Reported return on equity (determined on a trailing 12-month basis using reported net income over average total shareholders' equity (including discontinued operations)) was 25%.

The core driver of our bottom-line performance has been the continued strength of our business metrics.

The business building investments we've made over the last three years continue to provide us with excellent payback and have led to strong momentum in our indicators.

Let me start with billed business.
As you've seen, billings in 2005 were up 16%, a very strong performance, particularly when you consider the high growth rates we generated in the previous two years.

As you'll hear from Al, our billings growth is coming from multiple sources - new products, new cardmembers and new, higher levels of spending.

And this is true across international as well, where reported billings were up a very strong 17%.

Now, in terms of absolute performance, our growth has been excellent.

But it's our relative growth that really shows the result of our investment strategy over the last several years.

Our 16% growth for the full year was a full 5 points higher than MBNA, with all other major players even further down the growth scale.

Capital One is not shown on this chart as they just began reporting a volume number.
The reported growth in their U.S. card volume in the 4th quarter was 19%, but as they didn't provide data from 2004, nor detail about what is being measured, we couldn't calculate a comparable full year growth rate.

Now, comparability has always been an issue with this metric, in that some competitors include cash advances and balance transfers in their purchase volumes, while others don't.

For example, we don't include balance transfers as billings, but we do include cash advances, which are immaterial to our overall volume and don't significantly impact our growth rates.

This definitional issue doesn't generally matter except in cases like the current environment, where the growth rates of some competitors are being materially impacted by cash advance volumes.

This demarcation in billings growth has been occurring over the last couple of years, but it wasn't that long ago that our competitive position was quite different.

For example, looking back at U.S. billings in 2000, our relative ranking was not quite as impressive.

While the industry saw good growth overall, Cap One, Citi, Discover and Providian all outgrew us.

Our investment strategy, which we initiated in 2002, mitigated this trend and eventually put us back into a position of growing share.

Once the 2005 numbers are finalized, we expect to see another year of gains in the U.S.

The situation in international is much the same.

We gained share in all international regions in 2004, and we believe we'll see similar results for full year 2005 in many countries when the numbers are finalized.

Cards in force growth continued its upward trend, finishing up 9% for the full year.

Given the surge in cards we saw from our MBNA network launch in the fourth quarter of last year, this year's growth rate represents particularly strong performance.

As with billings, both the U.S. and international are contributing to this growth, with the U.S. up 8% and international up a very robust 10%.

Given our spend centric model, average cardmember spending is a metric we closely watch.

Continuing the solid trend we've seen over the last several years, average spend was up 10% for 2005.

Now, as Al will discuss, this growth is the outcome of many initiatives: from broader merchant coverage, to higher rewards participation, to our focus on customer share of wallet.

Managed cardmember loans grew impressively this year, up 15% on a worldwide basis, with strong growth coming from both the U.S. and international.*

While lending balances are an outcome, rather than an objective, of our spend-centric strategy, this strong growth in high quality loans has been an important contributor to our economics.

With consumer credit in the U.S. growing at only 3%, our performance once again outpaced the industry by a significant margin.

As with billed business, it is our relative performance against major competitors that clearly shows the results of our investment strategy.

Given the weak results of a number of large issuers this year, our managed loan growth is now 10 points higher than our nearest competitor - a gap I don't remember seeing in my 20+ years in the business.

The intense competitive environment has caused a number of competitors to reassess their growth strategies over the last several quarters.

In some cases they've opted to move further down the prospect list into sub-prime sectors.

Others have focused more heavily on rewards, while others have been diversifying out of card into other businesses.

Again, this is a far different picture from just a few years ago.

Back in 2000, the industry was growing much faster, but our relative position was not as strong.

Cap One, Citi and Providian again outpaced us, while our performance with Discover was a dead heat.

Another area where we've focused our capabilities with very good success has been credit.

While the surge in bankruptcy filings significantly impacted the U.S. results of every industry player, I believe the underlying credit quality of our portfolio remains quite strong, whether in the U.S. or in major international countries.

As others in the industry have noted, we too believe the bankruptcy surge was a one-time event in reaction to the legislation.

--------------
* Managed basis. Managed basis means the presentation assumes there have been no securitization transactions, i.e., all securitized cardmember loans and related revenue effects are reflected as if they were in the Company's balance sheet and income statements, respectively. On a GAAP basis, loan growth was 23% in 2005.

While our fourth quarter writeoffs increased significantly, our overall writeoff rate continued to be best in class.

Assuming that the change in the law did accelerate some bankruptcy filings from 2006 into 2005, we would expect to see some benefit to our credit indicators during the year.

As we haven't been through an event of this kind before, there is no historical experience to rely on, so we'll only be able to quantify the magnitude of any benefit as the year progresses.

Looking across all of these metrics, it is clear that a lot has happened to the industry, to our competitors and within our own company over the last five years.

As nothing in payments stands still for long, we don't intend to become complacent in our current position.

We're well aware that one or more of our peers will eventually turn around their performance.
But I can assure you that we do have the commitment it takes to remain on top and, as you'll see from Al, I believe we have the ideas and the capabilities that should allow us to sustain our relative advantages.

Our final three metrics are not a direct part of our card business, but are important to our performance nonetheless. Total travel sales were up only 4% for the full year, and trended downward in the fourth quarter, reflecting a heightened competitive environment for corporate accounts, partially offset by very strong growth in U.S. Consumer Travel.

Our higher growth rate in 2004 included both a more favorable business travel environment and our acquisition of Rosenbluth Travel.

Within Travelers Cheque and Prepaid, the sales of paper travelers cheques continued to decline in 2005; however, we did see strong growth in our gift card product, which benefited this year from both broader distribution and increased advertising.

And finally, at American Express Bank, our private bank holdings were up by 10% for the year, continuing their double digit growth trend.

                               * * * * * * * * *

So, as I said earlier, I believe we had an excellent year.

We began the year with good momentum and, as the year passed, our performance continued to be strong, even against some high comparatives.

We continued to reap the benefits of our investment strategy and, as you clearly saw, we further widened the gap between ourselves and our major competitors.

While our shareholders, I'm sure, are pleased with a good quarter or a good year for that matter, their priority - and mine - is the moderate to long-term.

Our results have been impressive, but the key question is one of sustainability.

I've heard this question phrased a number of ways from several people in today's audience.

"Given the pressure on your discount rate from merchants and regulators, what are your long-term economics going to look like?"

"Given the competition for premium customers, how are you going to stay on top?"

"Given a "maturing" industry, where does your future growth come from and does it come only by trading off high returns?"

Now, the first question is clearly an important one, and I believe Louise Parent and Bill Glenn fully addressed it at our last meeting in August.

As a result, Al and I will not be talking extensively about the merchant side of our business today, although you can certainly raise any questions you'd like as part of the Q and A.

Regarding the issue of discount rate I'll just say that the situation today remains largely as it did six months ago - our premium rate is a major economic driver for us, and we continue to ensure we're supporting it through the generation of premium value for our merchants.

My point of view continues to be that we're managing our premium economics, and the various factors that impact those economics, quite well.

Our competitive position in the premium card segment also hasn't changed.

Al will take you through some data on this, which continues to show that our high spend customer base remains very engaged, loyal and satisfied, contrary to the public claims of success by Visa and Mastercard in this segment.

So, it's this last area I want to talk about today - what business opportunities will sustain our future growth, and what kind of returns do we expect to generate?

As you all know, I'm quite confident in our moderate to long-term potential, so today I'll take you through some of the points that I believe support my confidence.

I'm going to look at our sustainable growth potential from three perspectives:


First, I'll discuss the core industry opportunity in payments;


Second, I'll go into the specific capabilities and business opportunities at American Express that I believe can uniquely add to our marketplace opportunity;


And finally, I'll discuss some of the financial dynamics that should allow us to generate strong returns for shareholders as we capitalize on our business opportunities. In combination, I believe these elements can generate sustainable growth and high shareholder value over the moderate to long-term.

So let me start with the broad opportunities within payments.

In the U.S. in 2004, it's estimated that consumers made over $6 trillion in payments. Of this amount, less than 40% was put on plastic, which includes both credit and debit.

By 2009, total payments will grow to over $8 trillion, reflecting a projected compounded growth rate of 5% per year.

Of greater relevance to us, however, is plastic share, which is projected to grow from 38% to 48%, for a 5 year cumulative growth rate of 10.4%.

Given the sheer size of the underlying numbers here, a 5 year growth rate of 10% is exceptional for any industry.

But even as $1.5 trillion of U.S. spending is forecasted to move onto plastic, over $4 trillion remains on the table in the form of paper and electronic payments.

So, while a 10% market growth is terrific, the upside beyond that number is quite strong.

Additional opportunities can also be seen by looking at the current penetration of plastic by segment.

While U.S. consumers have clearly embraced plastic as a form of payment, other segments have even further potential for growth. For example:

International consumers are much further down the adoption curve, with less than 25% of current spend on plastic, and with countries like China, India and Russia just beginning their transition.

Business spending also represents a large untapped source of spend, with over 85% of U.S. small business payments currently made by cash and checks.

And even in larger companies in the middle market segment, plastic still accounts for less than 10% of their spend.

As we are a major player in all of these segments, our potential is therefore quite broad.

So where is this penetration opportunity projected to come from?
As you might expect, a large share is coming from industries that have just begun their transition to plastic.

Sectors such as healthcare, B2B, and telecom are among the fastest growing of all categories, yet have among the lowest levels of plastic penetration.

At the same time, well-established industries such as insurance, fast food, and even rental housing, have only recently begun accepting plastic, adding to the potential opportunity.

As I said earlier, I know that some people believe that plastic is a mature industry.

(In fact, even some of our competitors have stated this.)

But with numbers and trends such as these, I believe we can clearly put that hypothesis to rest.

So on top of this broad potential within payments, what additional growth opportunities exist that are specific to American Express?

What opportunities use our capabilities and assets in ways that should generate even greater growth?

As we've discussed before, we have a number of unique assets that we bring to bear in payments.

Our spend-centric model and our closed loop network are two of the most important.

No one else has our spend-based focus, and, importantly, no one else has the capabilities of a closed loop network with which to pursue these spend opportunities.

Our spend-centric model is at the core of our strategy and it informs and influences our tactics, whether in marketing, risk or operations. Important to our success has been the fact that our organization understands the advantages of our spend model, and have fully inculcated its concepts in the assessment of our investment opportunities.

Bringing these opportunities to life is all in the details, so this will be a major part of Al's presentation.

He'll take you through some of the exciting and innovative initiatives he and his team have been working on, initiatives that specifically capitalize on both our spend-centric model and our closed loop.

While these two unique assets are key to our future growth, we also have a number of other capabilities and opportunities that I believe differentiate us from our peers.

The first of these capabilities, and the one most closely linked to our spend-centric model and closed loop relationships, is our expertise and product breath in rewards.

Rewards of some kind - be they Costco rebates, Cash, Delta Skymiles, or our traditional Membership Rewards program -- are a key benefit for most of our consumer and small business products around the world.

We are the leader in this segment, with the largest rewards program of any issuer and almost 15 years of experience in managing and utilizing these benefits within our franchise.

The strength of our reward offerings is a direct result of our merchant network.

As Bill Glenn discussed back in August, our unique position as a payment network and merchant acquirer means we have direct relationships with merchants, which is unlike either the associations or other issuers.

These merchant relationships are incredibly valuable when it comes to the scope and depth of the reward options we can offer.

I believe we've effectively used rewards as a competitive weapon and as a key differentiator in the marketplace.

At a time when lend-based competitors were generating growth with 0% APR offers, we opted to maintain our spend-based focus and push more aggressively into the rewards space.

Rewards are clearly a large cost for us, as I'll discuss in a moment.

But the impact of our reward programs is far broader than a single line item on our P&L.

As we've discussed before, the economic benefits we gain from having cardmembers on a reward product more than justify our cost.

Higher spend serves to improve our scale and our value to merchants.

Lower attrition rates translate into retaining spend and reducing the need to ramp up card acquisition. And lower delinquency rates improve provision performance and serve to lower collection costs.

So, on average, the cost of rewards is more than offset by the improved economics of the cardmember's relationship.

Going forward we expect to continue using rewards as a growth opportunity.

Competition among reward products has been particularly intense and this isn't likely to abate.

Other issuers are trying to replicate our success here, and that is clearly driving up the competitive stakes.

As a result, we'll continue to build the value of our reward products and will look to increase the utilization of rewards across our card base, both in the U.S. and internationally.

Rewards have proven to be an important business lever when it comes to generating growth.

And, as we've done in the past, we'll use this lever as we see fit in order to grow our business and improve our financial performance overall.

Another important capability is our reengineering expertise.

Year in and year out we've met or exceeded our reengineering commitments, now over $5 billion in benefits over the last five years.

We've moved well beyond the "low hanging fruit" opportunities to the point where we've now integrated reengineering into our very approach to the business, from product design to revenue enhancement.

Reengineering is not just an annual goal for our finance and operations staff; we've achieved our success because we've instilled a reengineering mindset across the organization - in sales, marketing, and risk, to name just a few.

In addition, as our growth in payments has been completely organic, we haven't had the straight-forward reengineering opportunities that come with acquisitions, such as the integration of back offices or the consolidation of corporate functions. We've had to be more thoughtful and innovative in our reengineering actions and, as a result, I believe we've strengthened our expertise over time.

In 2006 we're looking to generate another $1 billion in reengineering benefits.

Our reengineering incorporates a wide range of initiatives to both drive revenue and reduce expense.
Among them: further driving service to the web, deployment of new technology, a detailed focus on end to end process management, credit management enhancements, information management advances and improving the effectiveness of all of our loyalty activities.

In Al's remarks you will hear about some specific examples under several of these categories.

In addition, we also continue to utilize Six Sigma as an important driver of reengineering.

Of our total reengineering benefits since 2001 almost 20% have come as a result of Six Sigma, a percentage that grew to over 50% in 2005.

We've applied Six Sigma against processes in all areas of the company, including those that have significant positive impact on our cost base such as our very effective procurement programs, and our demand management process within Technologies.

I list reengineering as a growth opportunity not because it directly adds cards to our franchise or increases our average spend, but because it is a primary funding source for investments that do drive those metrics.

Over the years we've re-invested a large portion of our reengineering benefits back into the business, a practice that has clearly contributed to our performance and which will continue.

With a revenue base of $24 billion, and total expenses of over $20 billion, viable reengineering opportunities clearly remain.

Sustainable growth comes from superior products and sustainable investment, and reengineering should continue to be a source of that investment spend over the moderate to long-term.

Another key and differentiated capability is our risk management expertise.

While the payment industry has clearly benefited from a relatively benign credit environment (last quarter's bankruptcy event not withstanding) as you saw earlier, we continue to outperform our peers.

The sophistication of our models, the expertise of our risk team, and a closer alignment between risk and our business leaders have all led to best in class results over the last several years.

As with reengineering, you may ask why I list risk management as a growth opportunity.

Better management of credit clearly helps our margins, and therefore our bottom line -- that's a given.

However, to me, the greater advantage is in how we've used our risk capabilities to grow our business.

Because of our expertise, we've improved not just our credit indicators, but our overall business metrics as well:

o we've improved our targeting of high spending, credit worthy prospects, increasing our card base, adding to our spend, and improving the NPV of our marketing investments;
o we're able to instantly assess the credit situation of existing cardmembers, allowing for additional spend that may have been denied in the past;

o and we've worked with merchants and small business cardmembers in specialized industry teams to maximize their volumes while appropriately managing our risk.

Examples such as these require a full and supportive alignment between risk and marketing, and I think the success of this alignment is clear from our results.

Each of these examples is not just about minimizing losses, but about maximizing our business and revenue opportunities.

The final item I'll discuss under this category is Global Network Services, another opportunity that is unique to us in our role as both a global network and as a proprietary issuer.

As you'll see from Al, we have terrific proprietary opportunities to help sustain our growth into the moderate to long-term.

When you then layer on the potential from our network partnerships, it dials up our spend-centric model to the next level.

For example, in 2005 GNS generated excellent growth, with billings up 36% and cards in force up 23%.

Our international partnerships remain quite robust, and the first full year of results from our U.S. partnership with MBNA also added substantially to our growth rates.

However, as good as those numbers are, the potential we have is significant.

Internationally, Korea and Australia are currently generating very strong results, while Russia and China will be key opportunities for GNS in the future. In China, for example, we've been very pleased with the early progress of our partnership with ICBC, which has so far been exceeding our expectations.

With our recent partner signings, our U.S. performance should also ramp up.

Over the course of 2006 we expect to see continued growth from MBNA, and additional growth from our new partnerships with Citi, UBS/Juniper, HSBC, GE Capital, USAA and Bank of America.

I believe we've signed up an excellent group of partners, partners that bring not just significant expertise, but also large scale and the opportunity to make our brand more accessible to a broader range of customers.

A good way of seeing this is by looking at U.S. bankcard purchase volume.

Through June, our network partners represented over 50% of the total Visa and Mastercard pie, or over $700 billion in estimated annual spend.

As our contract terms financially incent our partners to bring high spenders onto our network, we're convinced that our partnership will have their full commitment.

Given the operating leverage we have in this business and the relatively low level of capital to support it, the returns here could be quite high.

GNS has the potential to be sizable and to bring high value to our shareholders. And, quite importantly, it is an opportunity that is unique to us.

So those are some examples of the add-on opportunities that I believe position us to outpace the growth of the industry in terms of our volumes.

The final element of our sustainability comes from the financial dynamics that we then bring to bear against these opportunities - dynamics which, like our capabilities, provide us with a relative advantage.

Let me take you through a couple of examples in this category.

Let me start with our revenue base.
One of the many advantages of our spend based model is the revenue mix it generates.

Over 80% of our revenues are generated by fees, which is very different from most others in the industry who are reliant on spread.*

Our revenue comes substantially from discount revenue and up-front customer fees, which gives us both greater stability and growth potential than lend based models.

Not only are we less reliant on the ups and downs of interest rate cycles, but we're also less restricted by the credit-line spending caps that issuers run up against in a lend based model.

--------------------
* Managed basis, which assumes there have been no securitization transactions, i.e., all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheet and income statements, respectively. On a GAAP basis, 89% of revenues are generated by fees.

Another important element of the sustainability of returns is our operating leverage.

Based on our successful reengineering efforts in years past and the nature of our business model, I believe we have the potential to further drive improvement to our margins.

This would allow us to continue to meet our financial targets, while at the same time providing a reliable source of investment funding.

Let me give you some examples, starting with our interest margins.

As I said earlier, our spend-based model makes us far less dependent on spread revenues.

Nonetheless, managing interest margins remains a key area of focus for us.

As you can see here, over the last five quarters, our net interest margin has generally trended upward while most of our competitors have seen declines.

We've pulled a number of levers to get these results, including: the implementation of a multi-year hedging program to minimize short-term rate increases, pricing flexibility within a number of our customer portfolios, and a planful mix shift across our product base.

As you can see here, over the past 3 years we've increased the percentage of loan balances on variable rate pricing, moving from 38% in 2003 to 57% in 2005.

In a rising rate environment such as we currently face, this has provided us with an effective means of managing our interest margins and limiting our overall rate exposure.

Another well controlled element of our expense base has been our HR costs.

Since 1999 we've significantly reduced our ratio of HR costs to revenue.

Since our major restructuring in 2001, we've now stabilized this element of our margin over the last 4 years, even in light of significantly higher health care costs and the expensing of stock options, which we began in 2003.

Another critical expense area for us has been marketing and promotion, and rewards.

As many of you have noted, this has been a large and fast growing P&L line for us over the last few years.

Both of these expenses have trended upward substantially over the last few years as we've grown our investment spend, our card base and our billings.

With our aggressive push on rewards over the last several years, this cost has outpaced our M&P growth and now accounts for 59% of this expense line.

As I mentioned earlier, rewards will continue to be an important element of our growth plans going forward.

These programs are working well and the overall economics are most attractive.

Now, moving on to marketing and promotion.

M&P has also been a critical investment for us over the last few years, and it has also been working well.

Depending on the economic and competitive environment, we've dialed our discretionary M&P expenses up or down as we've seen fit, and have clearly seen the positive results in our metrics. We have worked to build flexibility and efficiency into our marketing spend and, as a result, even as the absolute dollar level of our marketing and promotion has doubled, these costs have generally remained in line with our growth in revenues and billed business.


As the cumulative impact of our multi-year investment strategy takes hold, the self-reinforcing link between revenues and M&P should help to sustain our performance in the future. Another example of flexibility and leverage can be seen in other operating expenses.

These expenses, which cover all operations costs other than salaries and benefits, continue to be the focus of a number of major reengineering actions, and I believe the benefits are clear.

As we've worked to increase the efficiency of major expense lines such as lease costs, telecom, and technology, we've been able to significantly improve our overall leverage and generate sustainable benefits to our margins.

While I talked about both provision and interest earlier, let me wrap up my discussion on operating leverage with these two categories.

The margin benefits from both of these lines over the last few years have been significant.

Clearly, the environmental benefits have been realized across the industry.

But, as I mentioned earlier, our reengineering initiatives and internal capabilities have allowed us to outperform the competition in both of these areas.

While the margin benefits here will not be as large going forward, our effective management of these expenses in the past, and our pipeline of opportunities in both credit and our funding strategies, make me confident that our relative performance should continue to be strong.

Another dynamic of our model that differentiates us from other players is our spend velocity.

This ratio looks at our billed business levels relative to our receivables and is an indicator of our efficiency in generating spend and utilizing capital.

As you can see, among major players we are the clear leader in this metric.
In our worldwide charge and lending businesses we currently generate more than 6 dollars of spend for every dollar of receivables.*

This is driven by our high spending card base, as well as by the acceleration of billings within GNS.

As a result, the growth of our card business requires far less capital than the level required by our competitors.

Also key to our financial returns has been the successful actions we've taken to optimize our balance sheet.

As we strengthened our focus on payments we took the opportunity to move out of a number of businesses that had provided lower returns to our shareholders.
--------------------
* Determined using managed receivables (includes owned and securitized loans). Spend velocity determined using average GAAP (i.e. owned) receivables was 8.1 dollars of spend for every dollar of receivables.

The sale of operations such as educational lending, business leasing, tax and business services, and our ATM operations have provided twofold benefits - first, they freed up capital to put toward higher-return uses; and, in a number of cases, they generated P&L gains that were then re-invested into business building initiatives.

In the past we've used the benefit of one time items, such as last year's insurance recovery and tax settlements, to opportunistically invest in growth and I expect this practice to continue as future events occur.

Each of these financial dynamics clearly plays a positive role in our performance but, in combination, I believe the numbers speak for themselves.

Through higher investment returns, better margin control and more efficient capital management, over the last 10 years we've been able to generate returns significantly above our cost of equity.

With the spin-off of Ameriprise our reported ROE improves and is now in line with TRS' historical returns.
While we're pleased with these results on both an absolute and relative basis, we remain committed to new ideas, investments and reengineering to lift our returns even further.

This strong historical performance has also allowed us to return a high level of capital back to our shareholders, although it has varied year by year depending on specific events. We continue to be committed to our on average and over time payout target of 65%, which we have achieved on a cumulative basis over the last 10 years.

We expect, however, that year to year variances will continue as we proactively manage our growth over the moderate to long-term.

When you look in combination at payout ratio and historical EPS growth for the payments and processing industry, our strong performance is quite evident.

Our payout ratio is among the highest in the industry, while our EPS performance over the last 3 years is best in class.

I believe this slide says a lot about our overall management objective for the company.

Our goal is two-fold: to continually reinvest back into the business to take advantage of high-return growth opportunities, while at the same time generating significant cash flow and value for our shareholders.

As I said earlier, this is a self-reinforcing process, one that we have successfully managed over the last several years and one that we expect to sustain over the moderate to long-term.

I believe all of these elements, in combination, put the company in a very strong position.

We're in a growing industry; we have businesses with substantial organic growth potential at high returns; we have unique capabilities to apply against that potential; and we have a premium brand that is unique in this industry.

Our reengineering efforts have successfully funded a high, base level of investment spending, supplemented by the opportunistic use of one time gains as they materialized.

Our pipeline of potential growth initiatives remains quite robust, with opportunities ranging from new products to new channels, and from new segments to new geographies.

And, as our post-spin ROE clearly shows, we're getting excellent payback.

As a result, we're in the best kind of virtuous circle, with investments generating growth ..... growth yielding returns ..... and returns further funding investments.

As I said earlier, I do recognize the issues we face.
The competitive environment is more intense than at any time in our history.

Our discount rate premium is under pressure -- from above by merchants and regulators, and from below by Visa and Mastercard.

And the benefits of a favorable economic, interest and credit environment may be moderating over time.

These challenges are real, and I don't discount their potential implications.

But I also know the assets, ideas and flexibility we have at our disposal as well.

We've had a great run, with strong business and financial performance.

And, given our opportunities and potential, I believe you can now see why I have confidence in our ability to sustain our performance over the moderate to long-term.
                                * * * * * * * *

So, with that as an overview, Al will now give you a deeper drill into our U.S. consumer and small business segments, where I believe our prospects for growth are outstanding. Under Al's leadership these businesses have had exceptional performance.

Once you hear some of the specifics on our recent results, our capabilities and our opportunities, I believe you'll have a much better perspective on both the scope and depth of our potential.

Al .........

--------------------------------------------------------------------------------
                          FINANCIAL COMMUNITY MEETING

                        ALFRED F. KELLY, JR.'S REMARKS
                               February 8, 2006
--------------------------------------------------------------------------------

Thank you Ken.

I am delighted to be here today to update you on our businesses serving consumers and small business owners in the United States.

My aim today is to give you an overview of our performance since I last spoke to you in August of 2003. And I'll try to do that with some data that goes beyond what we typically disclose. I also want to look ahead to the future. Specifically, I will:
        o Provide insights into the drivers of our growth and give you a sense of the strong, broad-based, sustainable momentum of our business;
        o Show how our financial and business model is geared to deliver excellent returns; and
        o Discuss our growth prospects for the next few years.

By and large, it has been a very good three-year period for us, in which our consumer and small business segments delivered excellent results. Let me highlight a few of the outcomes.
        o In each of the last 12 quarters our year-over-year charge volume grew at double-digit rates. As a result, we added
          $104 Billion of new charge volume to our base.
        o Importantly, as Ken noted, the gap between our growth in charge volume and that of our largest competitors is growing.

Our charge volume growth has been broad-based and robust:
        o Charge card volume was up 43 percent,
        o Cobrand volume, which behaves a lot like charge cards, was up 85 percent, and
        o Spending on our proprietary credit cards doubled.

Looked at by customer segments:
        o Individual Consumer volume was up 49 percent, and
        o Small Business Owner charge volume increased 72 percent.

Our growth has also been strong across almost every industry. This chart tracks growth in charge volume for the first three quarters of 2005 versus the same period in 2004 in select industries. Our average growth in charge volume was 17 percent for this period.

Growth was strong in every industry, but as you can see, a number of the industries that grew faster than the average are outside our traditional travel and entertainment sector and represent newer areas of focus for us, including telecom, oil, and health care.

Industries that grew below our overall average include most of the large travel categories where we had a large base to start from. In those industries listed where growth was below our average for the period, the growth rate was at least 12 percent. So we are experiencing excellent broad-based growth. Our focus on broadening our brand beyond travel and entertainment is clearly working and driving growth.

Our growth in charge volume was spurred by:
        - excellent new card acquisition,
        - higher average Cardmember spending per account, and
        - advances in merchant coverage.

New card acquisition fueled growth in ending Cards in Force of nearly 6.4 million cards for the last three years. This surpassed our performance for the 2000 to 2002 time period - an exceptional period that was aided by the launches of Blue, Costco and refreshed Delta products.

Let me make two additional points specifically about new card acquisition.

First, while our Blue product line and our cobrands seem to get a good deal of attention, we have continued to also be very focused on our charge card product line. In fact, in 2005 we acquired more than 50 percent more new charge cards than we did just three years ago.

Second, despite the high volume of new accounts booked, the average first year spending of each new account in both consumer card and OPEN is up over the last few years.

Not surprisingly, this performance has helped to drive overall growth in average Cardmember spend per account.

For individual consumers, the average Cardmember spend per account grew by more than $2,000 over the three-year period ending in 2005, and the growth in OPEN - which services small businesses - increased more than $9,000 for the same period. At a slightly more granular level, the growth again has been excellent.

Our average spending per account, historically several times larger than that of Visa/MasterCard, is growing faster than the associations and the gap is widening.

For individual consumers average spend per account increased:
        o 40 percent on credit cards, and
        o 43 percent on charge cards.

In addition, we saw robust growth in OPEN where:
        o Average spend per credit card account was up 97 percent, and
        o Average spend per charge card account increased 63 percent.

And, as you know, our customer base is like no other. The Cardmember we attract, combined with our no pre-set limit charge cards, drive very high levels of spending. From an already high starting point, our premium products
- traditionally charge cards and key partner cobrands - have seen impressive levels of growth. Despite Visa's claims about attracting "affluent" customers, the evidence shows otherwise. Let me illustrate this point.

Over the last three years spending per account:
        o For consumer Centurion Cardmembers is up $75,000;
        o For OPEN Charge Cardmembers is up $16,000;
        o For Starwood cobrand Cardmembers is up almost $10,000; and
        o For consumer Platinum Cardmembers is up more than $7,000.
        o Across our full product line, the number of consumer and small business accounts spending more than $50,000 per year increased by 78 percent.

Let me spend just a minute on Visa's "claims" about spending on Signature, their card for the "new affluent," or those with annual household incomes that exceed $125,000. They claim spending is growing significantly and "outpacing all other payment brands." It's a good sound bite, but we don't understand it. Our facts and analytics show that we are growing faster.

If Visa Signature, or MasterCard WorldCard for that matter, were taking away premium Cardmembers, we would see a decline in ending cards in force and charge volume for our Gold, Platinum and Centurion Cards. We haven't. If they were actually outpacing all others in the affluent category, their share would be increasing and spending among our premium Cardmembers would be slowing. This is not happening.

So I don't know what Visa is basing their claim on. What I do know is that their alleged growth among affluent cardholders is not coming at our expense. We continue to be the industry leader among premium customers and we are strengthening our lead and gaining share.

Our performance in the last few years has also been aided by growth in the locations that accept the American Express Card. Given that Bill Glenn reviewed the merchant business in August, I won't go into detail here except to say that as we grow our locations in force, it helps to drive incremental charge volume.

Growing accounts receivable, as Ken alluded to, is not our primary goal, but this metric has also improved nicely as a by-product of our higher spending volume. In fact, we have performed better than most of our competitors for whom accounts receivable is a critical metric -- and we have done so purely through organic growth.

In the three-year period ending in 2005, Cardmember loans were up more than $13.5 Billion - or a compounded growth rate of more than 12 percent - during a period when consumer revolving debt levels grew by just over three percent.*

And, our growth is broad-based. We have 11 products in our lending portfolio in the U.S. that have more than $1 Billion of accounts receivable as of year-end 2005.

This pie chart gives you a sense of the breadth in our portfolio as of the end of 2005.
        o The largest component is the Blue product line.
        o The highly profitable Lending on Charge feature is 23 percent of total Cardmember loans.
        o The Delta portfolio is 16 percent of Cardmember loans.
        o We are not actively marketing our classic "Optima" lending products, and this portion of the portfolio is shrinking, but at a relatively slow rate.
        o Costco, which is growing quickly, represents ten percent of our Cardmember loans.
        o Other Lending is six percent.
        o And, the remainder is principally our other consumer cobrand loans, including Hilton and Starwood.**

Our momentum entering 2006 is very good. We just talked about drivers of charge volume growth. Let me share some outcomes:
        o The third and fourth quarters of 2005 were our two best quarters of new cards acquired in the three-year period, and the credit quality of these new Cardmembers is excellent.
        o The fourth quarter of 2005 was the best quarter ever in terms of charge volume - beating the next highest quarter by $6.6 Billion.
        o Our Cardmember attrition rate in 2005 was 155 basis points better than it was three years ago, which means we're keeping more of the customers that we bring in.
        o Our 2005 charge volume growth represented a grow-over from 2004 and 2003 - two of our strongest years ever.
        o We added over $6 Billion in accounts receivable in 2005 - the most ever in a single year and almost double the level we added in 2004 - at the same time our credit quality remained strong.***
        o In 2005, we saw growth in the average transaction size at a level well above the 2002 to 2005 compounded average growth rates.

In addition, our broad-based and strong metric performance has generated excellent financial performance. Over the past three years:

        o In the general purpose plastic segment, we have increased share by 226 basis points -- or 74 basis points if you include both credit and debit, which is not even in the same market.
        o In the small business segment we remain about five times larger than the next issuing competitor. We don't have complete data in this segment, but it does appear we have lost some share at the network level. That said, we have had strong growth here, and part of what drives the share numbers in this segment is banks moving customers from personal cards to small business plastic, on which the associations charge higher interchange fees.
        o Revenue increased at a compounded average growth rate of 10 percent.****
        o Net income in this period increased at a 16 percent compounded average growth rate.

And, while we have been growing metrics and gaining share, we have been improving our return on capital.

-----------------------------------
* On a GAAP basis, in the three-year period ending in 2005, accounts receivable for the U.S. Card Services operating segment increased by $9 Billion or a compounded annual growth rate of 16%.

** Managed basis (includes owned and securitized loans). On a GAAP basis, the aggregate of Blue, Optima and Other Lending comprised 53% of total loans; the aggregate of Delta, Costco and other consumer cobrands comprised 27% of total loans; and Lending on Charge comprised 20% of total loans.

*** Managed basis. On a GAAP basis, U.S. Card Services added $5.2 billion in accounts receivable in 2005.

****On a GAAP basis, revenues increased at a cumulative average growth rate of 11% during the period from 2002-2005.

Now let me turn to my second meeting objective, and demonstrate how our business model generates high returns.

The U.S. Card businesses serving consumers and small business owners have a return on capital in the 40 percent range and it has been improving in recent years. This performance is excellent by any standard, and fuels our cash flow and shareholder payouts.

Our high returns are driven by our business model and a maniacal focus on the levers of return on capital. Our primary business model advantages in this regard include our product line and our spend-centric strategy. In terms of levers, return on capital is a function of:
        o The revenue generated by each dollar of assets - YIELD;
        o The amount of capital required to support these assets - LEVERAGE; and
        o The net income that is earned from each dollar of revenue - MARGIN.

The higher we can drive each of these levers through specific actions we implement and the more we can take full advantage of our business model differentiators, the higher we drive our return on capital.

Now let's go a little deeper and examine our success as it relates to each of the three levers, starting with yield. Within the yield lever there are a number of actions we can take. It all starts with our spend-based model through which we generate:
        o Annual fees from our premium products;
        o Discount revenue from all spending; and
        o Net spread revenue from a subset of our spending.

As you saw in a slide in Ken's presentation, we are less dependent on interest income than our competitors. It is this diversification in revenue streams that helps drive our higher absolute yield and our ability to improve it.

Given our spend-centric model, we strive to drive spend velocity so we can generate the maximum amount of charge volume and associated revenues. One way we do this is by focusing on reducing Cardmember loan days. We do this by encouraging Cardmembers to pay us earlier through terms and conditions like Membership Rewards point forfeiture and newer payment channels through the web and phone.
We have also increased the speed at which we process and clear remittances by improving Treasury processes and systems.

We are encouraged by our recent spread performance. We have maintained, and slightly improved, our net interest yield in the face of rapidly rising interest rates. Here we have resisted being aggressive with balance transfers, and have been quite successful in moving our loan mix toward more variable pricing versus fixed.

Even with these successes, we have only been able to maintain overall yield, as the economic and competitive environment constantly puts pressure on us.

Because of these pressures, there is one more approach we have instituted to help us with yield (and margin for that matter). Over the last few years we have become much more rigorous in monitoring investment spending.

The development of a set of investment optimization tools and a corresponding governance process has helped us become much clearer about the absolute returns of individual investment options. They have greatly enhanced transparency when we compare different investments side by side. And importantly, these tools are designed to optimize for each customer, price point, and offer.

As a result, we are making smarter investment decisions and our investment dollars are working harder for us.

Now let's turn to leverage, which is largely an outcome of:
        o The riskiness of our business; and
        o Our portfolio mix.

In terms of risk, our performance has been excellent. Our portfolio of assets includes about $19 Billion of charge card receivables, which, because they turn over quickly and attract very creditworthy customers, are relatively low risk. They require about 50 percent less capital than revolving portfolios. This asset mix improves profitability significantly and is unique to us. Even as our asset mix shifts slightly more toward lending, much of the growth in our lending portfolio has come from lower risk lending products like cobrands and Lending on Charge.

Our leverage has also been helped by an ongoing process that we have mobilized across the organization called "balance sheet optimization." Under this process we continually examine the return and growth of the sub-components of our portfolio. Our goals are to drive:
        o Lower return products to higher return levels;
        o Move Cardmembers from lower return assets to higher return products; and
        o To sunset or sell underperforming products.

It was this activity that drove us to sell the equipment leasing business last year and to stop marketing the OPEN Business Management Account.

The last lever is margin, which has improved nicely over the last few years driven by our core business model and a few key initiatives:
        o The first of these initiatives is reengineering, which you have heard quite a bit about over the last few years. Through hundreds of different reengineering efforts we have been able to drive revenues up and expenses down. For example, in the area of Risk Management -- and specifically managing Credit -- reengineering has played a huge role in holding provision levels virtually flat over the last three years as billed business volume and ending cards in force have grown significantly.
        o The second element of margin improvement is Six Sigma, which has improved process quality and reduced the levels of rework. It has been a major contributor to improving the efficiency and effectiveness of our core business processes.
        o The third initiative to drive margins is "good old" expense management. We have kept a close eye on expenses over the years. While relatively small, a telling example is in the area of travel and entertainment expense, which in 2005 was 30 percent lower than it was in 2000.

So against all three levers of return on capital - yield, leverage, and margin
- we believe we have distinct advantages. We understand the drivers and we have the organization attuned to driving higher returns.

Before I leave this section, I'd like to make one more important observation. As rating agencies move to require capital that is more customized to individual portfolios, versus an average for the entire industry, it should be an advantage for us. American Express' product mix and best-in-class credit performance should translate to a lower capital requirement compared to many of our competitors. This will be a significant competitive advantage, as it will give us a lot more flexibility in capital deployment and product pricing.

With that backdrop on return on capital, I will now move to my third objective: A look ahead in time. The reality is that many of the initiatives that drove our past growth will play a significant role going forward. So, now let me:
        o First, give you some perspective on the marketplace;
        o Then, discuss the upside potential for growth;
        o And finally, provide some insights into how we will maintain our growth momentum.

There is a great deal of activity in the U.S. Card marketplace. It is a marketplace full of opportunities but one that has several challenges. In fact looking back to when I spoke to you in 2003, there were a number of factors that caused some to question our ability to be successful, including the aggregate of:
        o Declining direct mail response rates,
        o Lower APRs throughout the industry,
        o Card industry consolidation,
        o Inferior merchant coverage,
        o Airline troubles,
        o Our capacity to keep reengineering, and
        o Our ability - actually any issuer's ability - to grow share organically.

These are all factors that we carefully consider in running our business today. That said, we have demonstrated an ability to successfully manage through them over the years.

Today there are other new realities impacting the marketplace - some are targeted at us, and some have less of a direct impact on us, but could be tremendously distracting to our competitors. These include:
        o The MasterCard IPO.
        o Integration activities at some of the big players in the industry.
        o Changes in strategy, like JP Morgan Chase stating that they will target less creditworthy prospects, and Capital One continuing to diversify their receivables into auto loans.

The activity that is targeted directly at us includes:
        o Visa and MasterCard issuers who are converting classic cards to Signature and WorldCards to earn a higher interchange rate on the same cardholders.
        o Greater percentages of competitor direct mail offers soliciting prospects with rewards.
        o More issuers aggressively pursuing small businesses; and
        o Finally, Visa's announcement of the Visa Incentive Network which is supposedly aimed at creating a "closed-loop-like" capability.

We are watching the competition closely and the task is clear. We need to be the network of choice for high-spending customers, and the issuer with the broadest array of the most compelling and innovative products, complemented by the best customer care.

To that end, we are focused on leveraging four core and unique strengths of American Express:
        o Our spend-centric model;
        o Our closed-loop network;
        o Our superior risk and information management capabilities; and
        o Our marketing prowess.

Looking ahead, the payments market has tremendous upside. Let me illustrate this in a couple of different ways. American Express has had strong growth and we are the largest single issuer in the U.S. (and the world, for that matter) in terms of spending.

Yet as you can see in this simple pie chart, in the U.S. only about $4 of every $100 of purchases are on an American Express consumer or small business Card. Again, we are the largest issuer, and yet we currently get only $4 of every $100 spent across all segments: charge and credit, debit and cash. That's quite a bit of upside for those who claim the payments business is mature.

One of the reasons this number appears lower than the share you would typically see, or what Ken shared earlier, is that market share is generally measured in terms of general purpose plastic spending. In this chart the numerator is our total U.S. consumer and small business Cardmember spending in 2004. The denominator is an estimate of total spending across all payment methods (including credit, debit, cash and check).
Cash and checks represented $3.4 Trillion or 54 percent of total spending in 2004, so that potential is very large.

As Ken alluded to, in the small business segment the upside for general purpose plastic is huge. As the largest small business payment provider in this rapidly growing segment, we are well positioned to capture a significant share of this shift to plastic.

A third illustration of the upside potential is immediately in our reach. Our current active individual consumer and small business Cardmembers are spending well over $100 Billion on competitors' general purpose plastic. We already have a relationship with these customers, so this represents a very significant pool of charge volume to pursue.

Now, let's turn to how we will take advantage of this upside potential. There are three primary drivers that will fuel our growth in the U.S.:
        o A focused strategy;
        o "Tried and true" initiatives; and
        o A new thrust called Integration Power, which we'll discuss shortly.

Each of these drivers has played some role in our success over the last three plus years but I expect they will be even more central to future growth. While each is distinct there is some important overlap and integration among them.

It starts with the spend-centric strategy. We have discussed this strategy many times with you so I'll not go through it again in any depth this afternoon. It is clear to me that the consistency of this strategy, and the fact that it is totally understood throughout the organization, has kept everyone focused on execution.

Let's spend a few minutes illustrating in more detail how these other two drivers will contribute to our growth. Within each driver there are many items we could discuss, but given time constraints today, I'll highlight just a few initiatives under each driver. Additionally, I need to walk a fine line between giving you some quality insights into our ability to grow without giving our competitors too much of a window into our thinking.

So with that said, let's start with some of our "tried and true" initiatives.

Rewards will remain a central tactic in driving charge volume. Our rewards offerings are broad, consisting of:
        o Cobrands: Costco, Delta, Hilton, Starwood;
        o Cashback; and of course
        o Membership Rewards, which continues to grow in terms of program value, number of enrollees and effectiveness.

We have increased the number of partners by more than 50 percent since the beginning of 2003. More important than counting partners is the expansion of redemption options available to Cardmembers.

For example, through our charity portal, "Just Give," Cardmembers can choose from more than 850,000 charities. Through a new feature called "My Rewards," Cardmembers have created their own rewards from a customized honeymoon in Costa Rica to an ornate chandelier, to laser hair removal treatments.

And, we have dramatically enhanced our travel redemption opportunities by enabling Cardmembers to redeem points for travel on our web site, which I'll discuss later.

The Membership Rewards program continues to deliver on its original intent - to drive higher levels of spending. Over the past three years:
        o Ending Cards in Force with Membership Rewards increased by 57 percent; and
        o Total Membership Rewards spending increased by 77 percent.

Reward-based Cardmembers, in general, continue to also perform well in terms of retention, credit and float. Over the same period, we saw an overall two-and-a-half day improvement in A/R days in the consumer business and a 1.2 day improvement in OPEN. And, Membership Rewards has a lot of other knock-on benefits, which Ken mentioned.

We will continue to bring value to Cardmembers through rewards and link more Cardmembers to them.

A second tried and true element of our strategy is partnerships.

We have re-signed Delta, Hilton and Costco to longer term deals that extend into the next decade - even before our previous contracts came up for renewal. We can now jointly spend the next few years on growth versus negotiations, which can be distracting. So we have cobrand deals with the U.S.'s third largest airline, the second and third largest lodging companies and the largest retail warehouse club. All of these partnerships have plenty of upside growth.
        o Hilton has said they have 500 new hotels in the pipeline for the next three to four years;
        o Starwood has plans to extend its network by 16,000 to 20,000 rooms in the next year or so; and
        o Costco is now the fourth largest
          retailer in the U.S. and has plans to add more warehouse locations.

In the case of Costco, the refreshed product that we introduced in the latter part of 2004 is doing very well and we expect it to continue to do so. The product that gives Cardmembers three percent back on restaurant spending, two percent back on travel spend and one percent back on everything else (including Costco spend), is producing 33 percent higher average spend per account than our original Costco cobrand.

Additionally, as great as our success has been in growing this partnership, nearly two-thirds of Costco member households still do not have an American Express Card, which provides a large pool to chase.

 We have continually innovated our rewards and partner programs: upgrading Membership Rewards on several occasions, continuing to add products to the Delta product line, and refreshing cobrands such as Hilton and Costco. Additionally, we have customized programs to offer small business Cardmembers valuable rewards, which have helped drive our success in this segment. Our OPEN Savings program gives small business owners automatic savings on purchases at partners, which now include FedEx/Kinkos, United Health Allies and Hyatt Hotels.
Given the competitive focus on rewards, as we look to the future we will be very focused on this area and will have to continue to invest to drive differentiated value.

A third "tried and true" initiative we will continue to leverage is upselling customers. We continue to have good success moving charge Cardmembers up our color hierarchy in our product line. Customer performance and profitability is especially strong on our more premium products, as Cardmembers:
        o Pay us a higher fee;
        o Spend more; and
        o Attrite at a slower rate.

Here is a chart I showed in 2003, which we have updated with 2005 data. As you can see in this indexed chart, consumer Cardmember spending on Gold is higher than on Green; spending on Platinum is higher than on Gold; and spending on Centurion is higher than on Platinum. This migration is helped by the superior value and customized service features of our products as Cardmembers move up this card color hierarchy.

Another "tried and true" initiative that I'll discuss is deepening relationships. We do this by:
        o Selling fee services. Approximately two-thirds
          of Cardmembers are not enrolled in a single fee service.
        o Adding supplemental cards to basic card accounts;
        o Enrolling charge Cardmembers in extended pay
          features.

We are also successfully cross-selling charge cards to select consumer customers with credit cards. In 2005, this was the source of nearly 67,000 new charge card accounts. As with other initiatives we undertake to deepen relationships with Cardmembers, we are seeing impressive growth in spending, as a result of this cross-selling. We have some 2.5 Million eligible accounts with just one Card relationship with us in our Consumer Blue and Blue Cash portfolios alone. So, we are optimistic about the growth potential here.

What's the benefit of deepening relationships? Cardmembers with more than one of our cards in their wallets spend more with us. Given our success in bringing in record numbers of new cards in the last three years we have plenty of opportunity to deepen more relationships.

Let me mention quickly two additional tried and true initiatives that will remain very important going forward - merchant coverage expansion and increases in everyday spending. Continued expansions in merchant coverage clearly will deliver upside over the next few years. One specific area I would highlight is raw materials and inventory, which is an important set of industry categories for small business owners. We estimate that this is a $1.3 Trillion industry, of which only seven percent is on plastic.

We have talked before about the mix shift, from travel and entertainment to "everyday" spending. In fact, we are seeing very strong volume growth in this sector and it has driven much of our success. Nevertheless our analysis shows there are still a large number of Cardmembers who are not yet using our cards in some categories, even in supermarkets and drug stores. We are developing strategies to help drive spending in this direction, and believe this area still presents significant upside.

So, as you can see, a number of the important tried and true initiatives that have driven growth over the last few years still have plenty of "gas in the tank." We plan for these initiatives to contribute much to our growth in the future.

The last driver of growth is something we call Integration Power. It is a combination of capabilities, innovation, and business transformation. This may not sound so new because over the years we have been extremely innovative and quite successful at reengineering. What is new is that we have invested heavily in capabilities and have made major advances.

Additionally, we are working hard to significantly enhance how we link our capabilities to drive business transformation and innovation and, in turn, performance.

Capability building, business transformation and innovation have historically been somewhat separate activities, but we are increasingly focused on tightly integrating them to drive a step-function upgrade in our effectiveness.

One capability that has been a mainstay for American Express is our marketing strength. And we expect this capability to play a significant role in future growth. Let me share three examples: JetBlue, "contactless payments," and other New Products.

I'll start with JetBlue. This was a fiercely competitive cobrand bidding process that we won this past summer because of our success with JetBlue in Membership Rewards and our demonstrated marketing skills. We are only in the early stages of rolling out this product with a progressive and growing partner. So far we are having good success attracting younger Cardmembers, many of whom are new to our franchise, and more than 80 percent of the acquisitions have come from on-line channels.

Even with our long-term experience with cobrands, we are still getting smarter at leveraging partner marketing channels, and this is definitely true with JetBlue. As we look ahead, we have a lot of opportunity to leverage JetBlue channels and expand the reach of the product over the next several years. The bottom line with JetBlue is that we are just getting started and there is lots more to come.

We think contactless payments - payments using radio frequency and secured by a computer chip - will continue to work their way into everyday spending merchant categories. We have invested in this technology, and are in the market with more than two million Blue from American Express Cards with contactless technology embedded in the plastic. All new and replacement Blue products now include contactless technology, making us the first issuer to launch this functionality nationwide.

We're also expanding our network of merchant partners, and recently added McDonalds.

Through the pilots we have conducted over the past two years, we have identified a clear value proposition for consumers and merchants. We are poised to move forward if merchant and consumer adoption grows.

We have other new products in very early stages that demonstrate our ability to develop products targeted to specific market segments:
        o ONE from American Express, includes a savings feature;
        o What we call `Metropolis Cards': IN*NYC; IN*Chicago; and IN*LA - are each focused on customers in specific geographic markets.

These products are aimed at capturing prospects that are younger than our average.
It is very early but so far we are indeed seeing traction among younger prospects. And these products, similar to JetBlue, are doing very well in terms of attracting new Cardmembers via the Internet. Blue Sky, an airline consolidator product we launched mid-year, is also showing progress.

Another capability that we have integrated with our transformation efforts and into all aspects of our business model is our website. Americanexpress.com has become a virtual service center and an important marketing channel. The momentum underway will carry forward into future years and we expect the website will continue to play a big role in transforming our business. Americanexpress.com is an important channel for:

        o Generating new cards. Over the course of the last few years, the Internet has become increasingly important in attracting new Cardmembers. The number of prospects responding to direct mail offers by completing applications via the web has increased four-fold from 2003 and 2005. And as you can see on the chart, while the web has increased as an acquisition channel, more than three-quarters of new cards still come through other channels. So there's a lot of opportunity to drive more to the web.

        o The site is a virtual remittance center. We have seen increasing levels of electronic payments but with more than 50 percent of our Cardmembers still sending in checks and a much higher percent still receiving paper statements, there is a lot of upside to drive more efficiency and cost savings through electronic billing and payments.

        o This site has become a popular place for Cardmembers to redeem Membership Rewards points. In fact the number of points redeemed online in 2005 was more than double the number redeemed in 2003. Even with that growth, more than half of redemptions are still done by telephone, so there's a lot of upside here. And, it costs 95 percent less to service redemptions on-line versus on the phone.

In the third quarter of 2005, we introduced a new home page and redesigned website. It no longer has the appearance of an organizational chart. It is more geared to the premium customer. It is customized to prospects distinctly from existing Cardmembers. It is designed for the more affluent by accommodating broadband access, and loads faster (regardless of whether users have broadband access or not).

Since its introduction, we have seen very encouraging results. For example:
        o We acquired 80 percent more consumer cards through the site in the fourth quarter of 2005 than in any other quarter on record.
        o More Platinum Cardmembers visited the Platinum "benefits" page in October than in any prior month.

We are committed to continuing to advance our website and it will continue to be very important in driving customer satisfaction, lowering costs and driving revenue.

Our website capability has led to another marketing innovation that we believe will drive future growth through the integration of Membership Rewards and our Consumer Travel Business. We have created a capability that we internally call MRP - "Membership Rewards as Payment" - which provides Cardmembers with a real-time option to use points to purchase all or any part of air, hotel, and cruise packages via our American Express Travel website.
To be clear, this new functionality significantly expands redemption options and enables Cardmembers to redeem points for air, cruises and selected hotels beyond our core partners in the Membership Rewards program.

This capability, which was launched in the third quarter of last year, is already a top ten redemption option. In the month of November alone, MRP was used on close to one-third of all travel transactions on our website. And, for Cardmembers who use MRP for at least part of their air and hotel booking, we are seeing a 19 percent higher average price than non-MRP travelers.

Going forward we will use Membership Rewards as Payment as our own virtual currency to build an electronic marketplace that delivers value to our Cardmembers.

Other key capabilities that are fueling Integration Power for us are our Risk and Information Management functions, which we have changed dramatically. About three years ago we made a very important decision organizationally and strategically relative to Information Management.

We decided to dramatically change the direction of the function from a marketing back office to a proactive and deeply analytic team. At the same time we moved the function under our Chief Risk Officer as a complementary organization to Risk Management.

We also seeded the new Information Management team with some of the best people from Risk Management. The payoff has been terrific. This new team has delivered numerous new capabilities and insights that helped our business performance in 2005 but will pay even bigger dividends as we look ahead.

They have developed:
        o new models that have enhanced our prospect acquisition;
        o a new capability that has dramatically improved our ability to accurately match multiple accounts to the same customer; and
        o uncovered new insights that allow us to be much more surgical in our marketing.

With the work of this team we are also actively exploring capabilities that leverage our closed loop network. From all that we know, we believe we have now created a world-class Information Management capability equal to our world-class Risk Management capability, and that is a real differentiator.

Let me now highlight some examples where these capabilities have and will help us going forward in terms of transformation and innovation.

The most exciting capability that we have developed in the last year, and are in the midst of integrating throughout our business model, is a new share of plastic wallet measure.

Based on a combination of our unique closed-loop data, various external data sources, and some proprietary modeling, we believe we now have a very good fix on the share of plastic spend that we have for each customer in our base.

This information provides us with an ability to segment our existing customer base in new ways and opens an exciting new window into the type of strategy we need to utilize for each unique customer.

Let me illustrate the power of this analytic tool with a simple example.
Until we had this capability, we would look at two Cardmembers - each spending $30,000 annually - as being quite similar and treat them pretty much the same.

In reality, one Cardmember might be spending $30,000 with American Express and $33,000 on general purpose plastic overall. Here, our share of plastic wallet is very high. Our job is to cement the loyalty of this customer. We also want to look at categories of spending and specific merchants where the customer is likely to be using cash, check or debit, and move that spending to American Express. For example, if this Cardmember doesn't have any spending in the oil category, we can market neighborhood merchants to remind him or her to use the Card at those gas stations.

The second Cardmember may be spending $30,000 on American Express and $250,000 on general purpose plastic overall. Here, our share of wallet is quite modest. Our job is to increase our percentage of that Cardmember's wallet by converting both other general purpose plastic spending, as well as cash, check and debit spending to American Express.

Perhaps a second example will be of further help. Earlier, I mentioned that existing customers are spending well over $100 Billion in total on other general purpose plastic. Within this amount, there is a segment of more than one million active existing Cardmembers enrolled in our strongest loyalty program - Membership Rewards - for whom our share of wallet is low. And they are spending tens of billions of dollars on competitors' general purpose plastic. Given that these Cardmembers are already enrolled in Membership Rewards, capturing a greater share of their plastic wallet is a clear priority. These are the types of insights generated by our share of wallet tool that will enable us to be even more targeted in our marketing initiatives.

Let me give you a few more examples of outcomes where Integration Power has and will help us drive spending going forward.

I'll begin with recurring payments. Our goal is to get as many Cardmembers as possible to designate multiple merchants to automatically charge their American Express Card each month for services such as:
        o Cable,
        o Wireless,
        o Health Clubs,
        o Internet Service Providers (ISPs), as well as the others you see on the slide.

We are also equally focused on increasing the number of recurring payment relationships per customer. We've seen a good increase in recurring payment transactions over the past three years, but our progress has not been as significant as we would like.

As of the end of 2005, about 80 percent of our Card accounts do not have recurring payment charges. And while we have grown the number of relationships per card, it is still too low. Through Integration Power we will pursue this area aggressively over the next few years.

Another example of Integration Power is end-to-end process improvements. We are generally organized internally by segments, and then by product categories. As a result, we need to be proactive in focusing on end-to-end processes, since the organizational structure doesn't naturally force it.


Let me give you a few examples of how focusing on end-to-end processes, as well as some important reengineering initiatives, has resulted in our organization becoming more flexible and nimble. We have begun to see the benefits of these initiatives and expect them to continue to contribute to revenue generation and expense reduction going forward.

        o So let me start with our marketing processes. As we have increased marketing spending, we've also redesigned marketing processes to enable higher levels of capacity in terms of customer and prospect contacts. Over the last three years, we've increased this capacity by four times.
        o We have significantly reduced our time to market for direct marketing campaigns. Specifically, we have cut our "list execution" process - which includes determining who we want to target all the way through generating the actual list of names - by more than 70 percent, and reduced cost by more than 25 percent.
        o As of year-end 2005, nearly 80 percent of new applications were automatically "decisioned," or processed, by our systems.
        o And, we are currently making many more real-time line of credit increases.
        o Our collections effectiveness has increased as we have reduced cases by more than 40 percent by weeding out lower-risk cases; improved our contact processes; and reduced our costs by 15 percent.
        o Our customer service training is now highly automated and we believe it is state-of-the-art. As a result in the first year of implementation, we have decreased our average time to train a new customer service rep by more than 30 percent. Simultaneously, we have reduced our costs by a third and satisfaction ratings for our training have improved.

OPEN Lending on Charge is another outcome of Integration Power. When I spoke to you at this meeting in 2003, I said we had recently introduced this extended payment feature to OPEN Charge Cardmembers. We thought it could reach more than $1 Billion in Cardmember loans if we could match our levels of consumer card penetration.

Well, OPEN Lending on Charge has grown much faster than expected, and in 2005 it crossed the $1 Billion threshold. We believe there is a lot more upside for this feature in OPEN, as our penetration of the OPEN Charge Card base is still less than half of what it is for individual consumers.

Through Integration Power, we have greatly improved our ability to use the closed-loop network to reduce fraud. This is an area that gets a lot of attention and it's certainly important to merchants and customers. We have invested heavily in this area over a number of years, and our fraud expertise is best-in-class. Because we see all Cardmember transactions at every merchant, we can detect cards (or groups of cards) with unusual activity. We can then put extra controls in place on these cards to protect the accounts from potential fraud.

A key in the spend-centric strategy is to enable maximum levels of good (creditworthy) spending.

Through Integration Power we have made excellent advances in two key aspects of spend management. The first is in the area of point-of-sale disruptions. Through innovation and upgrades in technology, we have driven a 25 percent decline in the number of point-of-sale disruptions and more than 40 percent decline in dollars disrupted over the past three years. This decline in point-of-sale disruptions generates real increases in charge volume and of course improves both customer and merchant satisfaction.

The second area of spend enablement that we continue to push is our no pre-set spending functionality. It takes years to refine, fine-tune and leverage this type of functionality and it is not easy to do. Through Integration Power - linking capabilities, transformation and innovation - we are and will continue to advance our ability to leverage no pre-set spending limit to create a distinct advantage for us versus Signature and WorldCard.

So, in summary, there is tremendous upside in this business. Today I hope I provided clear evidence that:
        o Both our individual consumer and small business owner segments have done very well.
        o Across both segments, we have great depth and breadth in our product lines.
        o Our investments over the past few years have generated strong returns and there are many more terrific investment opportunities ahead.
        o We understand the opportunities as well as the challenges.
        o Our products and credit management create a financial model that generates best-in-industry returns.
        o We believe our business model will provide the investment funds to drive our growth.
        o We have a lot of levers to pull to generate this growth.
        o And finally, we believe we have an organization of tremendously talented people focused on excellent execution.

Through our well understood, spend-centric strategy, a robust set of tried and true initiatives, and our new thrust on Integration Power, we believe we are well positioned to capture a significant amount of upside going forward.

Thank you.